UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 2, 2005

Portrait Corporation of America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-8550	57-1208051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Matthews-Mint Hill Road, Matthews, North Carolina	28105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 847-8011

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁪ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the hiring of R. David Alexander as Chairman, President and Chief Executive Officer of Portrait Corporation of America, Inc. (the “Company”), Mr. Alexander and the Company entered into a letter agreement (“Agreement”), dated November 2, 2005, that sets forth certain terms regarding his employment.

Pursuant to the Agreement, Mr. Alexander will serve as President, Chief Executive Officer and Chairman of the Board of Directors of the Company. His employment will be on an “at will” basis. His annual base salary will be $500,000 per year (pro-rated for the first year), subject to annual review and increase as deemed appropriate by the Board of Directors.

For years beyond the remainder of this fiscal year, Mr. Alexander will be eligible to receive a bonus of 60% of base salary based upon 100% achievement of defined performance goals, plus an additional bonus of 5% of base salary for every $1.0 million by which Company EBITDA exceeds the maximum budgeted EBITDA performance goal. Although performance goals will be set in advance for each year based on budgeting and financial benchmarks and strategic objectives, the Company anticipates that at least 75% of Mr. Alexander’s bonus will be based on the achievement of budgeted EBITDA goals. Because Mr. Alexander was not involved in developing the Company’s budget for this fiscal year and will serve for only a portion of this fiscal year, his first year bonus will be a pro rated amount equivalent to $10,000 per month.

Mr. Alexander will be granted options to purchase 188,000 shares, or approximately 4.50%, of the Company’s common stock. The terms of these options will be governed by the Company’s Stock Option Plan and, except as described below will vest in four equal annual installments. Of these options, 125,000 will be granted at an exercise price of $8.00 per share, and the remaining 63,000 will be granted at an exercise price of $26.50 per share. All options will vest upon a change in control event (which does not include an initial public offering of the Company), and must be exercised prior to or simultaneous with the change in control transaction. The options will have an eight year exercise term, unless no liquidity event has occurred during that time, in which case the option terms will be extended to the later of 60 days following an initial liquidity event or 60 days following the next liquidity event if Mr. Alexander is restricted by law or any shareholders’ agreement from exercising options in connection with the initial liquidity event. Mr. Alexander’s options will be subject to customary drag-along and tag-along provisions vis-à-vis Jupiter Partners II L.P. that will permit, or require, one party to sell proportional amounts of its stock in sale transactions initiated by the other.

Mr. Alexander’s unvested options may be cancelled by the Company in the event of Mr. Alexander’s death, disability, termination without cause or resignation. In the event of Mr. Alexander’s termination for cause, the Company may cancel all of his options, whether vested or unvested. In the event Mr. Alexander resigns, the time frame in which he must exercise his options will be shortened to 60 days following his resignation.

In the event Mr. Alexander’s employment is terminated other than for cause or because of his failure to accept comparable employment with any successor employer following a sale of the Company, he is entitled to receive the following termination payments: (1) 12 months of his then base salary (payable over 12 months), if the termination occurs within 12 months of the commencement of his employment; (2) 75% of his then base salary (payable over 9 months), if the termination occurs between 12 months and 36 months of the commencement of his employment; and (3) 50% of his then base salary (payable over 6 months), if the termination occurs following 36 months after the commencement of his employment. These payments will be conditioned on Mr. Alexander’s execution of a full release and non-competition agreement covering the periods during which he will receive these payments.

If, in connection with a sale of the Company, Mr. Alexander is offered comparable employment on comparable terms (including, in the case of an acquiror with multiple divisions, a position retaining principal management responsibility for the assets and operations of the Company prior to the time of sale), Mr. Alexander has agreed to accept or remain in such employment for a period of 12 months following such sale or such shorter period as may be requested of him. In the event Mr. Alexander does not accept such offer or remain so employed, he has agreed to forfeit 33% of the option grants (pro rata by exercise price) granted pursuant to the Agreement and described above.

Mr. Alexander will be entitled to participate in the Company’s employee benefit plan provided to other executive employees, except that, for purposes of that plan, his health, life, dental, 401(k) and disability benefits will be deemed effective as of the commencement date of his employment, and he will be entitled to a minimum of 4 weeks of vacation per year.

For purposes of the Agreement, Mr. Alexander’s employment will be deemed to have commenced on or about November 28, 2005 or such earlier date as may be agreed upon among the parties.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 4, 2005, the Company issued a press release announcing the hiring of R. David Alexander as its new Chairman, President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1, and the contents thereof are incorporated herein by reference. Mr. Alexander, 48 years old, served in various executive positions with Family Dollar Stores, Inc. from August 1995 to August 2005. Mr. Alexander served as Family Dollar’s President and Chief Operating Officer from January 2003 to August 2005, Executive Vice President and Chief Operating Officer from August 2000 to January 2003, Executive Vice President-Supply Chain and Real Estate from October 1999 to August 2000, Senior Vice President-Distribution and Logistics from September 1997 to October 1999 and Senior Vice President-Distribution and Transportation from August 1995 to September 1997.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press release issued on November 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTRAIT CORPORATION OF AMERICA, INC.

Date: November 10, 2005	By: /s/ William J. Billiard
William J. Billiard
Senior Vice President, Interim Chief Financial Officer and Corporate Controller

EXHIBIT INDEX

EXHIBIT NO. DESCRIPTION

99.1	Press release issued on November 4, 2005.